UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2012

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300 Houston, TX 77002

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 584-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2012 Annual Incentive Compensation Plan. On January 12, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Targa Resources Corp. (the “Company”), which is the indirect parent of the general partner of Targa Resources Partners LP (the “Partnership”), approved the Company’s 2012 Annual Incentive Compensation Plan (the “Bonus Plan”). The Bonus Plan is a discretionary annual cash bonus plan available to all of the Company’s employees, including its executive officers. The purpose of the Bonus Plan is to reward employees for contributions toward the Company’s business priorities (including business priorities of the Partnership) approved by the Committee and to aid the Company in retaining and motivating employees. Under the Bonus Plan, funding of a discretionary cash bonus pool is expected to be recommended by the Company’s chief executive officer (the “CEO”) and approved by the Committee based on the Company’s achievement of certain business priorities, including strategic, financial and operational objectives. The Bonus Plan is approved by the Committee, which considers certain recommendations by the CEO. Near or following the end of the year, the CEO recommends to the Committee the total amount of cash to be allocated to the bonus pool based upon overall performance of the Company relative to these objectives, generally ranging from 0 to 2x the total target bonus for the employees in the pool. Upon receipt of the CEO’s recommendation, the Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. Additionally, the Committee, in its sole discretion, determines the amount of the cash bonus award to each of the Company’s executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to the Company’s departments, groups and employees (other than the executive officers of the Company) based on performance and upon the recommendation of their supervisors, managers and line officers.

The Committee has established the following nine key business priorities for 2012:

•	continue to control all operating, capital and general and administrative costs,

•	invest in our businesses,

•	continue priority emphasis and strong performance relative to a safe workplace,

•	reinforce business philosophy and mindset that promotes compliance with all aspects of our business including environmental and regulatory compliance,

•	continue to manage tightly credit, inventory, interest rate and commodity price exposures,

•	execute on major capital and development projects, such as finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding,

•	pursue selected growth opportunities, including new gathering and processing build-outs, fee-based capex projects and potential purchases of strategic assets,

•	pursue commercial and financial approaches to achieve maximum value and manage risks, and

•	execute on all business dimensions, including the financial business plan.

The Committee has targeted a total cash bonus pool for achievement of the business priorities based on the sum of individual employee market-based target percentages ranging from approximately 3% to 100% of each employee’s eligible earnings. Generally, eligible earnings are an employee’s base salary and overtime pay. The Committee has discretion to adjust the cash bonus pool attributable to the achievement of business priorities based on accomplishment of the applicable objectives as determined by the Committee and the CEO. Funding of the Company’s cash bonus pool and the payment of individual cash bonuses to executive officers are subject to the sole discretion of the Committee.

2010 Stock Incentive Plan. On January 12, 2012, the Committee made the following restricted stock awards under the Targa Resources Corp. 2010 Stock Incentive Plan (the “Plan”) that will vest three years from the grant date: 6,565 shares to Mr. Rene R. Joyce, 5,035 shares to Mr. Joe Bob Perkins, 4,235 shares to Mr. James W. Whalen, 4,399 shares to Mr. Michael A. Heim, and 1,866 shares to Mr. Matthew J. Meloy. The Plan is administered by the Committee.

This description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (File No. 333-160277), as amended, and is incorporated herein by reference. A copy of the form of Restricted Stock Agreement to be used in connection with the February 2012 and future awards under the Plan is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K and is incorporated herein by reference.

Executive Officer Change in Control Severance Program On January 12, 2012, the Committee adopted the Executive Officer Change in Control Program (the “Change in Control Program”). The Change in Control Program will be administered by the Company’s Vice President – Human Resources. Participants that are eligible to participate in the plan must fit the definition of an “Executive Officer,” which is defined as an employee with an executive officer title such as Chief Executive Officer; President; Executive Chairman; Executive Vice President; Executive Vice President and Chief Operating Officer; Executive Vice President, General Counsel and Secretary; President, Finance and Administration; Advisor to Chairman & CEO; Senior Vice President, Chief Financial Officer and Treasurer; Senior Vice President and Chief Accounting Officer; and Senior Vice President (in charge of engineering and operations). The description of the Change in Control Program that follows is qualified in its entirety by reference to the full plan document that is filed as Exhibit 10.3 to this Form 8-K.

The Change in Control Program provides that if, in connection with or within 18 months after a “change in control,” an Executive Officer suffers a “qualifying termination,” (each term as defined in the Change in Control Program document) then the Executive Officer will receive a severance payment, paid in a single lump sum within 60 days following the date of termination, equal to three times the sum of (i) the Executive Officer’s annual salary as of the date of the change in control or the date or termination, whichever is greater, plus (ii) an amount of the named executive officer’s annual cash incentive bonus equal to performance at the “target” level under the applicable Annual Incentive Compensation Plan in place at the time the termination occurs. In addition, the named executive officer (and his dependents, as applicable) will receive the continuation of their medical and dental benefits for a period of three years from the date of termination.

All payments due under the Change in Control Program will be conditioned on the execution and nonrevocation of a release for the Company’s benefit and the benefit or the Company’s related entities and agents. The Change in Control Program will supersede any other severance program for eligible participants in the event of a change in control, but will not affect accelerated vesting of any equity awards under the terms of the plans governing such awards.

If amounts payable to an Executive Officer under the Change in Control Program (together with any other amounts that are payable by the Company as a result of a change in control (collectively, the “Payments”) exceed the amount allowed under section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) for such Executive Officer, thereby subjecting the Executive Officer to an excise tax under section 4999 of the Code, then the Payments shall either be: (i) reduced to the level at which no excise tax applies, such that the full amount of the Payments would be equal to three times the Executive Officer’s base pay, which is the five-year average W-2 earnings for the five calendar years immediately preceding the date of termination, or (ii) paid in full, which would subject the Executive Officer to the excise tax. The Company will determine, in good faith, which route produces the best net after tax position for a named executive officer, but the Company will not provide any gross-up payments for excise taxes.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 10.1	Form of Targa Resources Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (File No. 333-160277) filed November 12, 2010).

Exhibit 10.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-34991) filed February 18, 2011).

Exhibit 10.3	Targa Resources Executive Officer Change In Control Severance Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

Dated: January 19, 2012	By:	/s/ Matthew J. Meloy
Matthew J. Meloy
Senior Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Targa Resources Corp. 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.93 to the Company’s Registration Statement on Form S-1/A (File No. 333-160277) filed November 12, 2010).

10.2	Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-34991) filed February 18, 2011).

10.3	Targa Resources Executive Officer Change In Control Severance Program.